                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934




Date of Report (Date of earliest event reported)          OCTOBER 8, 1996
                                                --------------------------------




                           CROWN CASINO CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





            TEXAS                  63-0851141                 0-14939
--------------------------------------------------------------------------------
(State or other jurisdiction  (Commission File Number)     (IRS Employer
  of incorporation)                                      Identification No.)




        4040 NORTH MACARTHUR BOULEVARD, SUITE 100, IRVING, TEXAS 75038
--------------------------------------------------------------------------------
                    (Address of principal executive offices)





Registrant's telephone number, including area code        (972) 717-3423
                                                  ------------------------------



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On June 11, 1996, Crown Casino Corporation (the "Company") entered into a definitive Asset Purchase Agreement to acquire the assets and operations of Mississippi Belle II, Inc. ("MBII"), which operates a riverboat casino in Clinton, Iowa, for a purchase price of $40 million. The principal shareholders of MBII are the adult children of Robert J. Kehl, a director of the Company.
In connection with the Agreement, the Company is expected to enter into employment agreements with certain members of the Kehl Family (other than Robert J. Kehl) whereby MBII's existing management will continue to operate the Clinton, Iowa facility. Closing of the transaction is subject to certain conditions, including completion of financing arrangements and receiving the approval of the Iowa Racing and Gaming Commission. In connection with the agreement the Company made a deposit by placing 85,000 shares of Casino America common stock owned by the Company in an escrow account. If the Company fails to close the acquisition, under certain circumstances, it could forfeit up to $750,000. The Agreement contemplates a closing no later than November 15, 1996, subject to extension by agreement of the parties.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial statements of businesses acquired.

                 The following financial statements of Mississippi Belle II, Inc. are hereby filed with this Report:

                          Independent Auditors' Report
                          Balance Sheets as of December 31, 1995 and 1994 Statements of Operations for the years ended December
                                  31, 1995, 1994 and 1993
                          Statements of Cash Flows for the years ended December
                                  31, 1995, 1994, and 1993
                          Statements of Stockholders' Equity for the years ended
                                  December 31, 1995, 1994 and 1993
                          Notes to Financial Statements

                          Balance Sheet as of July 31, 1996 (unaudited)
                          Statements of Operations for the seven months ended
                                  July 31, 1996 and 1995 (unaudited)
                          Statements of Cash Flows for the seven months ended
                                  July 31, 1996 and 1995 (unaudited)
                          Notes to Financial Statements (unaudited)

         (b)     Pro Forma financial information.

                 The following pro forma financial statements of the Company are hereby filed with this Report:

                          Introduction to Pro Forma Financial Statements
                          Pro Forma Consolidated Balance Sheet (unaudited) as
                                  of July 31, 1996
                          Pro Forma Consolidated Statement of Operations
                                  (unaudited) for the year ended April 30, 1996
                          Pro Forma Consolidated Statement of Operations
                                  (unaudited) for the three months ended July
                                  31, 1996
                          Notes to Pro Forma Consolidated Financial Statements

         (c)     Exhibits:

                 2.1  -   Asset Purchase Agreement dated June 11, 1996 by and
                          between Crown Casino Corporation, Mississippi Belle
                          II, Inc., Roberts River Rides, Inc., Kenneth J.
                          Bonnet, Christina M. Kehl, Daniel J. Kehl, Kevin A.
                          Kehl, Robert A. Kehl and Cynthia A. Winter, including
                          Guaranty Agreement (incorporated by reference from Annual Report on Form 10-K for the year ended April
                          30, 1996, Exhibit 2.3).

                 24.1 -   Consent of Honkamp Krueger & Co.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           By:      \s\ Mark D. Slusser
                                                   ----------------------------
                                                   Mark D. Slusser
                                                   Chief Financial Officer

Dated:         October 8, 1996
      -----------------------------

                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders
Mississippi Belle II, Inc.
Clinton, Iowa


We have audited the accompanying balance sheets of Mississippi Belle II, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of
the Company's management.   Our responsibility is to express an opinion on
these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mississippi Belle II, Inc., as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.




Dubuque, Iowa                                            Honkamp Krueger & Co.
January 31, 1996

                           MISSISSIPPI BELLE II, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994



                                                                                            1995               1994
                                                                                        -------------     -------------
                                                              ASSETS
Current assets:
   Cash and cash equivalents                                                            $   3,161,853     $   1,533,483
   Other current assets                                                                       263,590           204,031
   Due from affiliates                                                                         19,886           156,116
   Notes receivable from related parties                                                    1,200,000         7,370,000
                                                                                        -------------     -------------
        Total current assets                                                                4,645,329         9,263,630
                                                                                        -------------     -------------

Property and equipment:
   Property and equipment                                                                   5,345,102         4,566,524
   Less accumulated depreciation                                                           (1,009,188)         (278,650)
                                                                                        -------------     -------------
                                                                                            4,335,914         4,287,874
                                                                                        -------------     -------------


Long-term notes receivable, less current maturities                                         4,279,695
                                                                                        -------------     -------------
                                                                                        $  13,260,938     $  13,551,504
                                                                                        =============     =============





                                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities                                             $   1,527,137     $   1,417,428
   Deferred revenue                                                                            48,916            51,231
   Due to affiliates                                                                                            199,974
   Notes payable to related parties                                                            50,000
   Current maturities of long-term debt                                                     1,021,443           678,151
                                                                                        -------------     -------------
        Total current liabilities                                                           2,647,496         2,346,784
                                                                                        -------------     -------------

Long-term debt, less current maturities                                                     6,211,812         5,821,849

Stockholders' equity:
   Common stock, no par value, authorized
      50,000 shares, issued 6,250 shares                                                      625,000           625,000
   Retained earnings                                                                        3,776,630         4,757,871
                                                                                        -------------     -------------
        Total stockholders' equity                                                          4,401,630         5,382,871
                                                                                        -------------     -------------

                                                                                        $  13,260,938     $  13,551,504
                                                                                        =============     =============





The accompanying notes are an integral part of these financial statements.

                           MISSISSIPPI BELLE II, INC.
                            Statements of Operations
                  Years Ended December 31, 1995, 1994 and 1993



                                                                            1995              1994                1993
                                                                       -------------     -------------       ------------
Revenue:
   Casino                                                              $  28,333,936     $  15,197,869       $  8,896,822
   Food and beverage                                                       1,929,189           961,145            694,924
   Other                                                                     233,690           235,693            321,582
                                                                       -------------     -------------       ------------

                                                                          30,496,815        16,394,707          9,913,328
                                                                       -------------     -------------       ------------
Costs and expenses:
    Casino                                                                18,109,085         8,801,185          5,510,703
    Food and beverage                                                      1,150,554           722,795            554,505
    General and administrative                                             1,168,378         1,293,803            505,447
    Depreciation                                                             730,888           371,639            438,608

                                                                       -------------     -------------       ------------
                                                                          21,158,905        11,189,422          7,009,263
                                                                       -------------     -------------       ------------
Other income (expense):
   Interest income                                                           835,021           193,720             15,716
   Interest expense                                                         (653,880)         (242,372)           (19,179)
   Gain (loss) on sale of assets                                                (150)           16,960
   Leasehold abandonment                                                                      (291,478)
                                                                       -------------     -------------       ------------
                                                                             180,991          (323,170)            (3,463)
                                                                       -------------     -------------       ------------


      Net income                                                       $   9,518,901     $   4,882,115       $  2,900,602
                                                                       =============     =============       ============





The accompanying notes are an integral part of these financial statements.

                           MISSISSIPPI BELLE II, INC.
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                                                           1995              1994              1993
                                                                      -------------     -------------     ------------
Operating activities:
   Net income                                                         $   9,518,901     $   4,882,115     $  2,900,602
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation and amortization                                      730,888           371,639          438,608

         Leasehold abandonment                                                                291,478
         (Gain) loss on sale of assets                                          150           (16,960)
   Changes in assets and liabilities:
         Other current assets                                              (59,559)          (151,291)          18,587
         Due from/to affiliates                                             (63,744)          174,926         (339,046)
         Accounts payable and accrued liabilities                           109,709           957,826          215,842
         Deferred revenue                                                    (2,315)           16,291            6,615
                                                                      -------------     -------------     ------------
       Net cash provided by operating activities                         10,234,030         6,526,024        3,241,208
                                                                      -------------     -------------     ------------

Investing activities:

   Purchase of property and equipment                                      (782,078)       (3,131,488)        (512,758)
   Sale of equipment                                                          3,000            31,585
   Advances on notes receivable from related parties                       (276,000)      (16,349,546)        (489,194)
   Payments received on notes receivable from related parties             2,166,305         9,468,740
                                                                      -------------     -------------     ------------
       Net cash provided (used) by investing activities                   1,111,227        (9,980,709)      (1,001,952)
                                                                      -------------     -------------     ------------

Financing activities:
   Issuance of common stock                                                                                    625,000
   Purchase of common stock                                                                                 (1,650,000)

   Payment of dividends                                                 (10,500,142)         (964,999)      (1,921,052)
   Issuance of long-term debt                                             1,500,000         6,500,000
   Payments on long-term debt                                              (766,745)
   Issuance of (payments on) short-term debt                                 50,000          (885,000)         885,000
                                                                      -------------     -------------     ------------
       Net cash provided (used) by financing activities                  (9,716,887)        4,650,001       (2,061,052)
                                                                      -------------     -------------     ------------

       Net increase in cash and cash equivalents                          1,628,370         1,195,316          178,204
       Cash and cash equivalents at:     Beginning of period              1,533,483           338,167          159,963
                                                                      -------------     -------------     ------------


                                             End of period            $   3,161,853     $   1,533,483     $    338,167
                                                                      =============     =============     ============




Supplemental disclosure of cash flow information:
    Interest paid                                                     $     685,614     $     154,694     $     18,706
                                                                      =============     =============     ============




The accompanying notes are an integral part of these financial statements.

                           MISSISSIPPI BELLE II, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993




                                                                                                   Total
                                                       Common               Retained           Stockholders'
                                                        Stock               Earnings              Equity
                                                    --------------      -----------------     ---------------
Balance at December 31, 1992                        $       85,000      $       1,426,205     $     1,511,205

   Net income                                                                   2,900,602           2,900,602
   Dividends paid                                                              (1,921,052)         (1,921,052)

   Redemption of 350 shares of stock                       (85,000)            (1,565,000)         (1,650,000)

   Issuance of 6,250 shares of stock                       625,000                                    625,000
                                                    --------------      -----------------     ---------------


Balance at December 31, 1993                               625,000                840,755           1,465,755
   Net income                                                                   4,882,115           4,882,115

   Dividends paid                                                                (964,999)           (964,999)
                                                    --------------      -----------------     ---------------


Balance at December 31, 1994                               625,000              4,757,871           5,382,871

   Net income                                                                   9,518,901           9,518,901
   Dividends paid                                                             (10,500,142)        (10,500,142)
                                                    --------------      -----------------     ---------------



Balance at December 31, 1995                        $      625,000      $       3,776,630     $     4,401,630
                                                    ==============      =================     ===============





The accompanying notes are an integral part of these financial statements.

                           Mississippi Belle II, Inc.
                         Notes to Financial Statements
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



NOTE 1. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
         Mississippi Belle II, Inc. (the "Company") is involved in the operation of a riverboat casino in Clinton, Iowa.

Casino Revenue
         Casino revenue is the net win from gaming activities, which is the difference between gaming wins and losses.

Cash and Cash Equivalents
         The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Allowance for Doubtful Accounts
         Accounts receivable balances were $62,811 and $59,569 at December 31,
         1995 and 1994, respectively.   These balances are included in "other
         current assets" on the balance sheet. Generally accepted accounting principles require an allowance for doubtful accounts to be provided for in the financial statements when the possibility of bad debts included in accounts receivable is deemed to be material. Based on past experience and management's analysis of accounts receivable at December 31, 1995, and December 31, 1994, the estimate of bad debts pertaining to such accounts receivable is deemed to be immaterial. Therefore, an allowance for doubtful accounts is not provided for in these financial statements.

Property and Equipment
         Property and equipment are carried at cost and are depreciated over their estimated useful lives, ranging from 5 to 39 years, using the straight-line method.

Income Taxes
         The Company, with the consent of its shareholders, has elected under the Internal Revenue Code and similar provisions of the Iowa income tax law, to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, these statements do not include any provision for corporation income taxes.

Reclassifications
         Certain reclassifications have been made to the 1994 and 1993 financial statements to conform with the 1995 financial statement presentation.

Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Values
         Statement of Financial Accounting Standards No., 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

         The Company estimates that the fair value of all financial instruments at December 31, 1995 and 1994, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE 2. - CLINTON COUNTY GAMING ASSOCIATION, LTD. CONTRACT

The Company has negotiated a contract extension with Clinton County Gaming Association, Ltd. ("CCGA") whereby, in return for the right to operate an excursion gambling riverboat for three excursion seasons (commencing May 1, 1994 and expiring April 30, 1997) under gambling licenses held by the CCGA, the Company pays CCGA an annual fee calculated as follows:

                          $ .54                             For each of the first 50,000 passengers
                           1.08                             For each of the next 50,000 passengers
                           1.35                             For each passenger thereafter

For the three years ended December 31, 1995, 1994 and 1993 the Company paid CCGA fees of $896,708, $546,869, and $273,976, respectively.



NOTE 3. - LONG-TERM DEBT AND PLEDGED ASSETS

On October 31, 1994, the Company entered into a joint credit agreement with Robert's River Rides, Inc. ("RRR"), an affiliate of the Company by virtue of common ownership, and Clinton National Bank. The Company and RRR are the joint borrowers and Clinton National Bank is the lender. The Company is carrying the full amount of the debt on its balance sheet. RRR's share of the debt is included on the balance sheet of the Company as a note receivable due from RRR. (see Note 4).

Long-term debt at December 31, 1995 and 1994 is as follows:

                                                                                    1995              1994
                                                                               --------------    --------------
Note payable, Clinton National Bank, due in
monthly installments of $105,998.  This note
carries a variable interest rate at 0.50% over
the predominant national prime rate as published
in the Wall Street Journal (9.25% as of December
31, 1995).  This note matures November 1, 2001,
at which time all unpaid principal and interest is
due, and is secured by (i) a preferred ship mortgage
on the vessel, (ii) the assignment of leases, (iii) the
personal guarantee of the shareholders, and (iv)
substantially all other assets of the Company.                                    $ 5,777,735      $  6,500,000

Note payable, East Dubuque Savings Bank, due
in monthly installments of $32,170.  This note
carries a variable interest rate at 1.5% over the
First National Bank of Chicago prime rate (10.0%
as of December 31, 1995).  This note matures
October 1, 2000, at which time all unpaid principal
and interest is due.  The note is secured by (i) all assets
of the Company, (ii) the stock of Kehl Development
Corporation, and (iii) the assets of RRR under a third
party pledge agreement.                                                             1,455,520
                                                                                  -----------      ------------
                                                                                    7,233,255         6,500,000

Less current maturities                                                             1,021,443           678,151
                                                                                  -----------      ------------

                                                                                  $ 6,211,812      $ 5,821,849
                                                                                  ===========      ===========

At December 31, 1995 maturities of long-term debt are as follows:


                            Year                              Amount
                            ----                           ------------
                            1996                           $  1,021,443
                            1997                              1,122,098
                            1998                              1,232,686
                            1999                              1,354,187
                            2000                              1,391,320
                         Thereafter                           1,111,521
                                                           ------------

                                                           $  7,233,255
                                                           ============



NOTE 4. - RELATED PARTY TRANSACTIONS

The Company has leased an excursion riverboat known as M/V Mississippi Belle II from RRR. The term of the lease expires December 31, 1997. Under the agreement, annual rent is $1,800,000 payable at $150,000 per month. Under the terms of the lease, the Company incurred the costs of equipping the boat for gambling activities.

Notes receivable from related parties at December 31, 1995 consisted of one note due from an affiliate related through common ownership. The note, representing RRR's share of the long-term debt under a joint credit agreement with Clinton National Bank (see Note 3), is unsecured, due on demand, and bears interest at a fixed annual rate of 9.25%. The balance of the note was $5,479,695 and $5,750,000 at December 31, 1995 and 1994, respectively.

The Company also held a second note in the amount of $1,620,000 at December 31, 1994, which was unsecured, due on demand, and subject to a variable interest rate of .5% over the national prime rate as published in the Wall Street Journal. The note was paid off during 1995.

Notes payable to related parties at December 31, 1995 consisted of amounts due to shareholders of $50,000. Interest is payable annually at the rate of prime plus 1/2%, adjusted on January 1, April 1, July 1, and October 1 of each year, with interest calculated on a 360-day year. The notes are payable on demand.

Payments to RRR, an affiliated company with common ownership, were as follows for the three years ended December 31, 1995, 1994 and 1993:

                                                                     1995             1994             1993
                                                                 ------------     ------------     ------------
         Management fees                                                                           $    200,000
         Rent of office and storage space                        $      9,163     $     9,996            53,996
         Contract fees for reservation system                                                           120,000
         Food and beverage purchases                                                   41,638           554,504
         Rent of riverboat                                          1,539,120         430,890           318,000
                                                                 ------------     -----------      ------------

                                                                 $  1,548,283     $   482,524      $  1,246,500
                                                                 ============     ===========      ============

NOTE 5. - RECONCILIATION OF CASINO RECEIPTS TO AMOUNT REPORTED TO THE IOWA RACING AND GAMING COMMISSION

                                                                  1995             1994             1993
                                                            ---------------- ---------------- ----------------
Casino revenue per statements of operation                     $ 28,333,936     $  15,197,869     $  8,896,822

Slot machine drop count adjustment to actual
   taken into 1995 income on the operating
   statement and reported to IRGC in January,
   1996.                                                             20,100

Slot machine drop count adjustment to actual
   taken into 1994 income on the operating
   statement and reported to IRGC in January,
   1995.                                                              9,319            (9,319)

Slot machine drop count adjustment to actual
   taken into 1993 income on the operating
   statement and reported to IRGC in January,
   1994.                                                                               18,008          (18,008)

Progressive slot liability and bad beat adjustment
   not included in computation of casino receipts
   reported to the IRGC.                                             44,456            21,650            1,165

Correction of Carribean Stud revenue reported in
   error on December 26, 1994, weekly tax report.
   Corrected on January 29, 1995, weekly tax report.                 (2,199)            2,199

Correction of error in reporting of the nickel drop
   on the October 4, 1994, weekly tax report.                        (6,885)            6,885
                                                               -------------    -------------    -------------

         Casino receipts reported to IRGC                      $ 28,398,727     $  15,237,292     $  8,879,979
                                                               ============     =============     ============



NOTE 6. - PENSION PLAN

The Company maintains a qualified cash or deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to fifteen percent (15%) of their salary, subject to Internal Revenue Service limits. The Company contributes a matching fifty percent (50%) of the first two percent (2%) of employee contributions. In addition, the plan allows for the Company to make discretionary contributions based on the participants' salary. Company matching contributions to the plan amounted to approximately $12,000, $12,500 and $-0- for the years ended December 31, 1995, 1994 and 1993, respectively. There were no discretionary contributions to the 401(k) plan during the years ended December 31, 1995, 1994 or 1993.



NOTE 7. - UNINSURED BALANCES

The Company maintains cash balances at several area banks. Cash accounts at banks are insured by the Federal Deposit Insurance Corporation ("FDIC") for up to $100,000. Amounts in excess of insured limits were approximately $1,380,000 at December 31, 1995. Management believes that credit risk related to deposits in excess of FDIC limits is minimal.

NOTE 8. - LEASING ARRANGEMENTS

The Company leases various equipment and the riverboat known as M/V Mississippi Belle II under operating leases. Equipment leases call for payments to be made ranging from $500 to $3,500 per month with leases expiring in 1996 and 1997. The riverboat lease expires in 1997, and calls for payments of $150,000 per month. The future minimum rental payments required under these leases during the years ending December 31, are summarized as follows:

          1996                        $  2,069,230
          1997                           2,068,420
                                      ------------

                                      $  4,137,650
                                      ============

Rent expense was $1,588,220, $456,981 and $409,595 for the years ended December 31, 1995, 1994 and 1993, respectively.

                           MISSISSIPPI BELLE II, INC.
                                 BALANCE SHEET
                                 JULY 31, 1996
                                  (UNAUDITED)





                                     ASSETS

   Cash and cash equivalents                                            $   2,905,556
   Other current assets                                                       634,362
   Due from affiliates                                                          3,041
   Current portion of note receivable from RRR                              1,200,000
                                                                        -------------
        Total current assets                                                4,742,959
                                                                        -------------


Property and equipment:
   Property and equipment                                                   5,644,270
   Less accumulated depreciation                                           (1,452,257)
                                                                        -------------
                                                                            4,192,013
                                                                        -------------

Note receivable from RRR, less current maturities                           3,993,159
                                                                        -------------


                                                                        $  12,928,131
                                                                        =============





                     LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
   Accounts payable and accrued liabilities                             $   1,517,955

   Deferred revenue                                                            35,623
   Notes payable to related parties                                           180,000
   Current maturities of long-term debt                                       840,101
                                                                        -------------

        Total current liabilities                                           2,573,679
                                                                        -------------


Long-term debt, less current maturities                                     4,486,279

Stockholders' equity:
   Common stock, no par value, authorized

      50,000 shares, issued 6,250 shares                                      625,000
   Retained earnings                                                        5,243,173
                                                                        -------------
        Total stockholders' equity                                          5,868,173
                                                                        -------------

                                                                        $  12,928,131
                                                                        =============





The accompanying notes are an integral part of these financial statements.

                           MISSISSIPPI BELLE II, INC.
                            Statements of Operations
                                  (Unaudited)



                                                    Seven Months Ended July 31,
                                                      1996               1995
                                                 -------------       ------------
Revenue:
   Casino                                        $  17,122,377       $ 16,609,967
   Food and beverage                                 1,047,655          1,163,977

   Other                                               105,304            141,900
                                                 -------------       ------------
                                                    18,275,336         17,915,844
                                                 -------------       ------------
Costs and expenses:
    Casino                                          10,975,023         10,033,199
    Food and beverage                                  638,542            689,615
    General and administrative                         844,966            576,183
    Depreciation                                       444,305            730,782
                                                 -------------       ------------

                                                    12,902,836         12,029,779
                                                 -------------       ------------
Other income (expense):
   Interest income                                     300,098            447,937
   Interest expense                                   (321,707)          (357,026)
                                                 -------------       ------------
                                                       (21,609)            90,911
                                                 -------------       ------------

      Net income                                 $   5,350,891       $  5,976,976
                                                 =============       ============





The accompanying notes are an integral part of these financial statements.

                           MISSISSIPPI BELLE II, INC.
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                                                          Seven Months Ended July 31,
                                                                                            1996                1995
                                                                                       -------------        -----------
Operating activities:
   Net income                                                                          $   5,350,891        $ 5,976,976
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depreciation and amortization                                                       444,305            730,782

         (Gain) loss on sale of assets                                                           672               (920)
   Changes in assets and liabilities:
         Other current assets                                                               (370,772)             3,628
         Due from/to affiliates                                                               16,845           (408,432)
         Accounts payable and accrued liabilities                                             (9,182)          (528,591)
         Deferred revenue                                                                    (13,293)           (18,229)
                                                                                       -------------        -----------
       Net cash provided by operating activities                                           5,419,466          5,755,214
                                                                                       -------------        -----------

Investing activities:
   Purchase of property and equipment                                                       (303,196)          (380,201)

   Sale of equipment                                                                           2,120              3,000
   Advances on notes receivable from related parties                                                         (3,344,500)
   Payments received on notes receivable from related parties                                286,536          2,029,905
                                                                                       -------------        -----------
       Net cash provided (used) by investing activities                                      (14,540)        (1,691,796)
                                                                                       -------------        -----------

Financing activities:
   Payment of dividends                                                                   (3,884,348)        (3,947,373)
   Issuance of long-term debt                                                                                 1,500,000
   Payments on long-term debt                                                             (1,906,875)          (503,045)

   Issuance of (payments on) short-term debt                                                 130,000
                                                                                       -------------        -----------
       Net cash used by financing activities                                              (5,661,223)        (2,950,418)
                                                                                       -------------        -----------

       Net increase (decrease) in cash and cash equivalents                                 (256,297)         1,113,000
       Cash and cash equivalents at:     Beginning of period                               3,161,853          1,533,483
                                                                                       -------------        -----------

                                             End of period                             $   2,905,556        $ 2,646,483
                                                                                       =============        ===========





Supplemental disclosure of cash flow information:
    Interest paid                                                                      $     335,828        $   431,933
                                                                                       =============        ===========





The accompanying notes are an integral part of these financial statements.

                           Mississippi Belle II, Inc.
                         Notes to Financial Statements
               FOR THE SEVEN MONTHS ENDED JULY 31, 1996 AND 1995
                                  (UNAUDITED)



NOTE 1. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
         Mississippi Belle II, Inc. (the "Company") is involved in the operation of a riverboat casino in Clinton, Iowa.

Casino Revenue
         Casino revenue is the net win from gaming activities, which is the difference between gaming wins and losses.

Cash and Cash Equivalents
         The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Allowance for Doubtful Accounts
         Accounts receivable balances were $87,792 and $54,543 at July 31, 1996
         and 1995, respectively.   These balances are included in "other
         current assets" on the balance sheet. Generally accepted accounting principles require an allowance for doubtful accounts to be provided for in the financial statements when the possibility of bad debts included in accounts receivable is deemed to be material. Based on past experience and management's analysis of accounts receivable at July 31, 1996 and 1995, the estimate of bad debts pertaining to such accounts receivable is deemed to be immaterial. Therefore, an allowance for doubtful accounts is not provided for in these financial statements.

Property and Equipment
         Property and equipment are carried at cost and are depreciated over their estimated useful lives, ranging from 5 to 39 years, using the straight-line method.

Income Taxes
         The Company, with the consent of its shareholders, has elected under the Internal Revenue Code and similar provisions of the Iowa income tax law, to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, these statements do not include any provision for corporation income taxes.

Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Values
         Statement of Financial Accounting Standards No., 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

         The Company estimates that the fair value of all financial instruments at July 31, 1996 does not differ materially from the aggregate carrying values of such financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE 2. - CLINTON COUNTY GAMING ASSOCIATION, LTD. CONTRACT

The Company has negotiated a contract extension with Clinton County Gaming Association, Ltd. ("CCGA") whereby, in return for the right to operate an excursion gambling riverboat for three excursion seasons (commencing May 1, 1994 and expiring April 30, 1997) under gambling licenses held by CCGA, the Company pays CCGA an annual fee calculated as follows:

                $ .54          For each of the first 50,000 passengers
                 1.08          For each of the next 50,000 passengers
                 1.35          For each passenger thereafter

For the seven months ended July 31, 1996 and 1995 the Company paid CCGA fees of $494,273 and $504,827, respectively.



NOTE 3. - LONG-TERM DEBT AND PLEDGED ASSETS

On October 31, 1994, the Company entered into a joint credit agreement with Robert's River Rides, Inc. ("RRR"), an affiliate of the Company by virtue of common ownership, and Clinton National Bank. The Company and RRR are the joint borrowers and Clinton National Bank is the lender. The Company is carrying the full amount of the debt on its balance sheet. RRR's share of the debt is included on the balance sheet of the Company as a note receivable due from RRR. (see Note 4).

Long-term debt at July 31, 1996 was as follows:

Note payable, Clinton National Bank, due in
monthly installments of $105,998.  This note
carries a variable interest rate at 0.50% over
the predominant national prime rate as published
in the Wall Street Journal (8.75% as of July
31, 1996).  This note matures November 1, 2001,
at which time all unpaid principal and interest is
due, and is secured by (i) a preferred ship mortgage
on the vessel, (ii) the assignment of leases, (iii) the
personal guarantee of the shareholders, and (iv)
substantially all other assets of the Company.                             $  5,326,380

Note payable, East Dubuque Savings Bank, due
in monthly installments of $32,170.  This note
carries a variable interest rate at 1.5% over the
First National Bank of Chicago prime rate (9.75%
as of July 31, 1996).  The note matures
October 1, 2000, however, such note was
retired early in May 1996.
                                                                           ------------
                                                                              5,326,380

Less current maturities                                                         840,101
                                                                           ------------

                                                                           $  4,486,279
                                                                           ============

At July 31, 1996 maturities of long-term debt are as follows:

                Calendar
                  Year                             Amount
                  ----                           -----------
                  1996                           $   340,103
                  1997                               946,732
                  1998                               957,414
                  1999                             1,044,382
                  2000                             1,138,750
               Thereafter                            898,999
                                                 -----------

                                                 $ 5,326,380
                                                 ===========



NOTE 4. - RELATED PARTY TRANSACTIONS

The Company has leased an excursion riverboat known as M/V Mississippi Belle II from RRR. The term of the lease expires December 31, 1997. Under the current agreement, annual rent is $1,800,000, payable at $150,000 per month, plus applicable sales tax. Under the terms of the lease, the Company incurred the costs of equipping the boat for gambling activities.

Note receivable from RRR at July 31, 1996 represents RRR's share of the debt under a joint credit agreement with Clinton National Bank (see Note 3). The note is unsecured, due on demand, and bears interest at a fixed annual rate of 9.25%. The balance of the note was $5,193,159 at July 31, 1996.

Notes payable to related parties at July 31, 1996 consisted of amounts due to shareholders of $180,000. Interest is payable annually at the rate of prime plus 1/2%, adjusted on January 1, April 1, July 1, and October 1 of each year, with interest calculated on a 360-day year. The notes are payable on demand.

Payments to RRR, an affiliated company with common ownership, were as follows for the seven months ended July 31, 1996 and 1995:

                                                       1996             1995
                                                   ------------     ------------
         Rent of office and storage space          $     1,400      $      9,239
         Rent of riverboat                            1,113,000          897,820
                                                   ------------     ------------

                                                   $  1,114,400     $    907,059
                                                   ============     ============



NOTE 5. - PENSION PLAN

The Company maintains a qualified cash or deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to fifteen percent (15%) of their salary, subject to Internal Revenue Service limits. The Company contributes a matching fifty percent (50%) of the first two percent (2%) of employee contributions. In addition, the plan allows for the Company to make discretionary contributions based on the participants' salary. There were no matching or discretionary contributions to the 401(k) plan during the seven months ended July 31, 1996 and 1995.

NOTE 6. - UNINSURED BALANCES

The Company maintains cash balances at several area banks. Cash accounts at banks are insured by the Federal Deposit Insurance Corporation ("FDIC") for up to $100,000. Amounts in excess of insured limits were approximately $2,805,556 at July 31, 1996. Management believes that the credit risk related to deposits in excess of FDIC limits is minimal.



NOTE 7. - LEASING ARRANGEMENTS

The Company leases various equipment and the riverboat known as M/V Mississippi Belle II under operating leases. Equipment leases call for payments to be made ranging from $500 to $3,500 per month with leases expiring in 1996 and 1997. The riverboat lease expires in 1997, and calls for payments of $150,000 per month, plus applicable sales tax. The future minimum rental payments required under these leases as of July 31, 1996 are summarized as follows:

               Calendar
                 Year                                 Amount
                 ----                              ------------
                 1996                              $    895,740
                 1997                                 2,068,420
                                                   ------------
                                                   $  2,964,160
                                                   ============

Rent expense was $1,146,363 and $925,870 for the seven months ended July 31, 1996 and 1995, respectively.

                            CROWN CASINO CORPORATION
                INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION


                                  SALE OF SCGC

On June 9, 1995 pursuant to a definitive stock purchase agreement, the Company sold a 50% interest in St. Charles Gaming Company, Inc. ("SCGC") to Louisiana Riverboat Gaming Partnership ("LRGP"), a joint venture then owned 50% by Casino America and 50% by Louisiana Downs, Inc. LRGP owns the Isle of Capri(SM) dockside riverboat casino in Bossier City, Louisiana. The purchase price consisted of (i) a five-year $20 million non-recourse note with interest payable monthly at 11.5% per annum and secured by LRGP's 50% interest in SCGC (the "LRGP Note"), (ii) $1 million cash, and (iii) a warrant (which may only be exercised by converting a portion of the LRGP Note) to purchase 416,667 shares of Casino America common stock at $12 per share. In connection with this transaction, in June 1995, the Company recorded a gain before income taxes of approximately $21.5 million.

On May 3, 1996 the Company sold its remaining 50% interest in SCGC to Casino America for (i) 1,850,000 shares of Casino America common stock, (ii) the exchange of the $20 million LRGP Note for LRGP Note A ("Note A") and LRGP Note B ("Note B"), each in the principal amount of $10 million and bearing interest at 11.5% per annum, and (iii) an additional five- year warrant to purchase up to another 416,667 shares of Casino America common stock (bringing the total number of shares purchasable pursuant to warrants by the Company to 833,334) at an exercise price of $12 per share. In connection with this transaction, in May 1996, the Company recorded a gain before income taxes of approximately $14.9 million.


             PREPAYMENT OF NOTE A AND CASINO AMERICA STOCK PURCHASE

On or about August 6, 1996 Casino America acquired the remaining interest in LRGP it did not already own and issued $315 million of senior secured notes, a portion of the proceeds of which was used to pay off Note A in the amount of $10 million. Also on such date, pursuant to a rights offering declared by Casino America, the Company exercised its right and purchased 684,786 shares of Casino America common stock for an aggregate exercise price of $4,023,118. As a result of the Casino America transactions, Note B has become an unsecured, subordinated obligation of Casino America.


                  PENDING ACQUISITION OF MISSISSIPPI BELLE II

On June 11, 1996 the Company entered into a definitive asset purchase agreement to acquire the assets and operations of Mississippi Belle II, Inc. ("MBII") for
a purchase price of $40 million.   MBII has been operating a riverboat casino
in Clinton, Iowa since June of 1991. Closing of the transaction is subject to certain conditions including financing arrangements and obtaining the approval of the Iowa Racing and Gaming Commission. The Company anticipates raising the purchase price from some combination of (i) the issuance of $20 million of debt to a bank for which the Company has received a commitment letter, (ii) cash on hand, (iii) the sale of all or a portion of the Company's 2,534,786 shares of Casino America common stock, (iv) the sale of the Company's Las Vegas land, and/or (v) the sale of Note B. For purposes of these pro forma financial statements, it is assumed that the Company's sources of cash to pay the purchase price will come from (i) issuing $20 million of debt to a bank, (ii) selling all of its Casino America common stock at market value, and (iii) using cash on hand for the balance of the purchase price. There can be no assurance that the purchase of MBII will be completed, or that the sources of cash to pay the purchase price will not differ from the assumptions used herein.


                         PRO FORMA FINANCIAL STATEMENTS

The following Pro Forma Consolidated Balance Sheet of the Company as of July 31, 1996 gives effect to (i) the prepayment of Note A, (ii) the purchase of 684,786 shares of Casino America common stock, and (iii) the acquisition of MBII, as if such transactions had occurred on such date.

The following Pro Forma Consolidated Statement of Operations of the Company for the year ended April 30, 1996 gives effect to (i) the prepayment of Note A,
(ii) the purchase of 684,786 shares of Casino America common stock, and (iii) the acquisition of MBII, as if such transactions had occurred on May 1, 1995.

The following Pro Forma Consolidated Statement of Operations of the Company for the three months ended July 31, 1996 gives effect to (i) the prepayment of Note A, (ii) the purchase of 684,786 shares of Casino America common stock, and
(iii) the acquisition of MBII, as if such transactions had occurred on May 1, 1996.

While the Pro Forma Statement of Operations of the Company for the year ended April 30, 1996 assumes certain events occurred on May 1, 1995, they do not assume the first and second sale of 50% of SCGC occurred on such date, even though a portion of the proceeds from the sale of SCGC is assumed to be used in the purchase of MBII.

The pro forma financial statements are based on the historical financial statements of the Company and MBII giving effect to the transactions described above and the adjustments described in the accompanying Notes to Pro-Forma Consolidated Financial Statements, and may not be indicative of the results that actually would have occurred had the transactions taken place on the dates indicated or the results which may be obtained in the future.

                            CROWN CASINO CORPORATION
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                  UNAUDITED
                                JULY 31, 1996
                                (IN THOUSANDS)



                                                                             Note A
                                                                           Prepayment
                                                             Historical     and Stock     Acquisition    Pro Forma
                                                               Crown        Purchase       of MBII     Consolidated
                                                             --------       ---------      ---------   ------------
Current assets:
    Cash and cash equivalents                                $     596      $  5,977 (a)   $  (3,924)(f)  $  2,649
    Other current assets                                           103                           300           403
    Marketable equity securities                                12,025         4,451 (b)     (16,476)

    Debt securities                                             19,250        (10,000)(c)                    9,250
                                                             ---------      ---------      ---------      --------
        Total current assets                                    31,974            428        (20,100)       12,302
                                                             ---------      ---------      ---------      --------

Property and equipment:
    Furniture, fixtures and equipment                            1,971                         5,700         7,671
    Riverboat                                                                                 10,000        10,000
    Land, buildings and improvements                                                           1,700         1,700
    Land held for development                                   16,170                                      16,170
                                                             ---------      ---------      ---------      --------
                                                                18,141                        17,400        35,541
    Less accumulated depreciation                                 (239)                                       (239)
                                                             ---------      ---------      ---------      --------
                                                                17,902                        17,400        35,302
                                                             ---------      ---------      ---------      --------

Goodwill and other                                                                            22,700        22,700
                                                             ---------      ---------      ---------      --------

                                                             $  49,876      $    428       $  20,000      $ 70,304
                                                             =========      ========       =========      ========




Current liabilities:
    Accounts payable and accrued liabilities                 $     898                                   $    898
    Income taxes payable                                           225      $   1,746 (d)                    1,971
    Debt and capital lease obligations                              75                     $   2,600         2,675
                                                             ---------      ---------      ---------      --------
       Total current liabilities                                 1,198          1,746          2,600         5,544
                                                             ---------      ---------      ---------      --------

Long-term debt, less current portion                               891                        17,400        18,291
Deferred income taxes                                            4,745         (1,600)(d)                    3,145

Stockholders' equity                                            43,042            282 (e)                   43,324
                                                             ---------      ---------       --------      --------

                                                             $  49,876      $     428       $ 20,000      $ 70,304
                                                             =========      =========       ========      ========





See accompanying Notes to Pro Forma Consolidated Financial Statements.

                            CROWN CASINO CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED APRIL 30, 1996
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                        Historical       Historical                        Pro Forma
                                                           Crown            MBII        Adjustments      Consolidated
                                                        ----------       ----------     -----------      -------------
  Revenues:
      Casino                                                              $  28,776                       $  28,776
      Food and beverage                                                       1,855                           1,855
      Other                                                                     171                             171
                                                                          ---------                       ---------
                                                                             30,802                          30,802
                                                                          ---------                       ---------
  Costs and expenses:
      Casino                                                                 18,669       $ (1,662)(g)       17,007
      Food and beverage                                                       1,108                           1,108

      General and administrative                          $   3,042           1,360                           4,402
      Gaming development                                        216                                             216
      SCGC pre-opening and development                          536                                             536
      Bourbon Street acquisition abandonment                    665                                             665
      Depreciation and amortization                             131             566          1,710 (h)        2,407
                                                          ---------       ---------       --------        ---------
                                                              4,590          21,703             48           26,341
                                                          ---------       ---------       --------        ---------
  Other income (expense):
      Interest expense                                       (1,009)           (660)        (1,323)(i)       (2,992)
      Interest income                                         2,293             749         (1,851)(j)        1,191
      Equity in loss of SCGC                                 (2,408)                                         (2,408)
      Gain on sale of first 50% of SCGC                      21,513                                          21,513
                                                          ---------       ---------       --------        ---------
                                                             20,389              89         (3,174)          17,304
                                                          ---------       ---------       --------        ---------

          Income before income taxes                         15,799           9,188         (3,222)          21,765

  Provision for income taxes                                  3,500                          2,386 (k)        5,886
                                                          ---------       ---------       --------        ---------


          Net income                                      $  12,299       $   9,188       $ (5,608)       $  15,879
                                                          =========       =========       ========        =========


  Earnings per share                                      $    1.03                                       $    1.33
                                                          =========                                       =========


  Weighted average common and common
      equivalent shares outstanding                          11,982                                          11,982
                                                          =========                                       =========





See accompanying Notes to Pro Forma Consolidated Financial Statements.

                            CROWN CASINO CORPORATION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JULY 31, 1996
                                   UNAUDITED
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                         Historical      Historical                        Pro Forma
                                                           Crown            MBII        Adjustments      Consolidated
                                                         ----------      ----------     -----------      ------------
  Revenues:
      Casino                                                               $  7,249                         $   7,249
      Food and beverage                                                         479                               479
      Other                                                                      65                                65
                                                                           --------                         ---------
                                                                              7,793                             7,793
                                                                           --------                         ---------
  Costs and expenses:
      Casino                                                                  4,652         $   (477)(g)        4,175
      Food and beverage                                                         292                               292
      General and administrative                          $     602             346                               948
      Gaming development                                         19                                                19
      Depreciation and amortization                              44             190              379 (h)          613
                                                          ---------        --------         --------        ---------
                                                                665           5,480              (98)           6,047
                                                          ---------        --------         --------        ---------
  Other income (expense):
      Interest expense                                          (25)           (125)            (371)(i)         (521)
      Interest income                                           601             132             (420)(j)          313
      Gain on sale of remaining 50% of SCGC                  14,935                                            14,935
                                                          ---------        --------         --------        ---------
                                                             15,511               7             (791)          14,727
                                                          ---------        --------         --------        ---------

          Income before income taxes                         14,846           2,320             (693)          16,473

  Provision for income taxes                                  1,225                              651 (k)        1,876
                                                          ---------        --------         --------        ---------


          Net income                                      $  13,621        $  2,320         $ (1,344)       $  14,597
                                                          =========        ========         ========        =========


  Earnings per share                                      $    1.16                                         $    1.24
                                                          =========                                         =========


  Weighted average common and common
      equivalent shares outstanding                          11,781                                            11,781
                                                          =========                                         =========





See accompanying Notes to Pro Forma Consolidated Financial Statements.

                            CROWN CASINO CORPORATION
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)


                                 BALANCE SHEET

a -      Proceeds from the prepayment of Note A                                              $ 10,000
         Purchase of 684.8 shares of Casino America common stock                               (4,023)
                                                                                             --------
                                                                                             $  5,977
                                                                                             ========


b -      Market value per share of Casino America common stock                               $   6.50
         Number of Casino America shares purchased                                              684.8
                                                                                             --------
                                                                                             $  4,451
                                                                                             ========

c -      To reflect the prepayment of Note A.

d -      Reclassification of deferred income taxes to income taxes payable upon the prepayment of Note A which for income tax purposes has been treated
           as an installment sale.                                                           $  1,600
         Income tax on unrealized gain of Casino America common stock ($428 x 34%)                146
                                                                                             --------
                                                                                             $  1,746
                                                                                             ========


e -      Unrealized gain on the purchase of Casino America common stock                      $    428
         Less income tax on unrealized gain at 34%                                               (146)
                                                                                             --------
                                                                                             $    282
                                                                                             ========


f -      Payment of purchase price of MBII                                                   $(40,000)
         Payment of debt issuance costs                                                          (400)
         Proceeds from bank borrowings                                                         20,000
         Proceeds from sale of Casino America common stock                                     16,476
                                                                                             --------
              Cash on hand used in acquisition                                               $ (3,924)
                                                                                             ========


                            STATEMENTS OF OPERATIONS

g - To eliminate rent paid by MBII to lease the riverboat from a related party. Since the riverboat will be acquired by the Company in the acquisition the rent payments will be eliminated.

h - To adjust MBII depreciation and amortization to reflect a stepped-up basis in the assets of MBII upon its acquisition by the Company.

i -      To adjust MBII interest expense as follows:

                                                                                  3 Month     12 Month
                                                                                  Period       Period
                                                                                ----------   ----------
                 Eliminate existing interest expense                             $   125      $   660
                 Interest expense on $20,000 of bank debt at 9.25%                  (463)      (1,850)
                 Amortization of debt issuance costs                                 (33)        (133)
                                                                                 -------      -------
                                                                                 $  (371)     $(1,323)
                                                                                 =======      =======

j -      To adjust interest income as follows:

                                                                                  3 Month     12 Month
                                                                                  Period       Period
                                                                                ----------   ----------
                 To eliminate interest income on Note A                         $  (288)     $ (1,102)

                 To eliminate MBII interest income on a note
                      receivable not being purchased                               (132)          (749)
                                                                                -------      ---------
                                                                                $  (420)     $ (1,851)
                                                                                =======      ========


k - To record a provision for income taxes on the income before income taxes of MBII and the adjustments described above based upon a 40% effective income tax rate. MBII is currently a subchapter S corporation and does not pay corporate income taxes. Upon completing the acquisition the Company anticipates it will cause MBII to become a subchapter C corporation and file a consolidated income tax return with the Company.

                                 EXHIBIT INDEX

Exhibit 24.1    Consent of Honkamp Krueger & Co.